Exhibit 107

Calculation of Filing Fee Table

Form S-8

(Form Type)

Eagle Bancorp Montana, Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Share(2)	Maximum Aggregate Offering Price(2)	Fee Rate	Amount of Registration Fee
Equity(3)	Common Stock	457	175,000	$17.96	$3,143,000	0.00015310	$481.19
Equity(4)	Common Stock	457	82,578	$17.96	$1,483,101	0.00015310	$227.06
Equity(5)	Common Stock	457	57,281	$17.96	$1,028,767	0.00015310	$157.50
Total Offering Amounts					$5,654,868		$865.75
Total Fee Offsets(6)							$147.43
Net Fee Due							$718.32

(1)

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), this registration statement on Form S-8 (this “Registration Statement”) shall also cover any additional shares of common stock that may be offered or issued under the 2025 Stock Incentive Plan for Directors, Officers and Employees (the “2025 Plan”) by reason of any stock dividend, stock split, recapitalization or any other similar transaction.

(2)

Estimated solely for the purpose of calculating the registration fee and computed pursuant to Rule 457(c) and Rule 457(h) under the Securities Act, based upon the average of the high and low prices of the Registrant’s Common Stock on the NASDAQ Global Market on May 7, 2025, which was $17.96.

(3)	Represents shares of the common stock, par value $0.01 per share (the “Common Stock”), of Eagle Bancorp Montana, Inc. (the “Registrant”) authorized for issuance under the 2025 Plan.

(4)

Represents additional shares of the Registrant’s Common Stock available for new awards under the 2011 Stock Incentive Plan for Directors, Officers and Employees (the “Predecessor Plan”) as of April 24, 2025 (the “Excess Shares”).

(5)

Represents additional shares of the Registrant’s Common Stock subject to outstanding awards under the Predecessor Plan that may become available for reuse under the 2025 Plan upon expiration, cancellation or forfeiture of the subject shares following April 24, 2025, the effective date of the 2025 Plan, and that are eligible to be carried over to the 2025 Plan in accordance with its terms (the “Potential Carry Forward Shares”). All of the Potential Carry Forward Shares were registered pursuant to the Registrant’s registration statement on Form S-8 filed with the Securities and Exchange Commission (File No. 333-265269). The Potential Carry Forward Shares that may become issuable under the 2025 Plan are being carried forward to this Registration Statement pursuant to the General Instruction E of Form S-8.

(6)

Pursuant to Rule 457(p) under the Securities Act and General Instruction E to Form S-8, the registration fees previously paid with respect to the Excess Shares are being carried forward to the registration of shares hereunder.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rule 457(p)
Fee Offset Claims(1)	Eagle Bancorp Montana, Inc.	S-8	333-265269	May 27, 2022		$147.43	Equity	Common Stock	82,578	$1,590,452
Fee Offset Sources(2)	Eagle Bancorp Montana, Inc.	S-8	333-265269		May 27, 2022						$178.54

(1)         The Registrant previously registered $1,926,000 in an aggregate offering amount of common stock pursuant to the Registration Statement on Form S-8 (File No. 333-265269) filed on May 27, 2022 (the “Prior Registration Statement”), of which $1,590,452 relates to the unsold securities associated with the fee offset claimed herein. The Registrant has partially deregistered the Prior Registration Statement as of May 9, 2025 such that no securities relating to the claimed fee offset continue to be offered thereunder.

(2)         The Registrant expects to partially offset the registration fee due hereunder by an amount of fees that was previously paid with respect to the Prior Registration Statement pursuant to Rule 457(p) under the Securities Act. The fee previously paid for the Prior Registration Statement was $178.54, of which $147.43 relates to the unsold securities associated with the fee offset claimed herein. Pursuant to Rule 457(p) under the Securities Act, the Registrant hereby offsets $147.43 of the registration fee due under this Registration Statement from the fees previously paid in connection with the Prior Registration Statement.